UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



     Date of report (Date of earliest event reported)  July 18, 2005
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                      NORTIA CAPITAL PARTNERS, INC.
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        (Exact Name of Registrant as Specified in Its Charter)


                            Nevada
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         (State or Other Jurisdiction of Incorporation)


         0-26843                                33-0967353
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  (Commission File Number)           (IRS Employer Identification No.)


     400 Hampton View Court, Alpharetta, Georgia            30004
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      (Address of Principal Executive Offices)            (Zip Code)


                            (770) 777-6795
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       (Registrant's Telephone Number, Including Area Code)


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  (Former Name or Former Address, If Changed Since Last Report)


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Item 1.01.     Entry into a Material Definitive Agreement.

          On July 19, 2005 and in a clarifying press release on July 20, 2005, Nortia Capital Partners, Inc., a Nevada corporation ("Nortia"), announced the execution of a definitive Share Exchange Agreement, dated as of July 18, 2005 (the "Share Exchange Agreement"), by and among Nortia, Holley Communications, Inc., a Delaware corporation and wholly-owned subsidiary of Nortia ("Acquisition Sub"), and Holley Communications Canada Inc., a Canadian corporation ("Holley Canada"). Pursuant to the Share Exchange Agreement and subject to certain closing conditions, Acquisition Sub will issue 28,500,000 shares of its common stock, equivalent to 95% of its then-issued and outstanding common stock, to Holley Canada. In exchange, Holley Canada will transfer and assign all of Holley Canada's equity interest in Holley Communications Investment Inc., a British Virgin Islands company, to Acquisition Sub.

     In accordance with Nortia's status as a Business Development Company, registered under Section 54 of the Investment Company Act of 1940, the current expectation is that following completion of transactions contemplated in the Share Exchange Agreement, Nortia will register and distribute as a special dividend to the stockholders of Nortia, substantially all Nortia's shares of Acquisition Sub. A record date has not yet been set.

     A copy of Nortia's press release dated July 19, 2005 and July 20, 2005 announcing the execution of the Share Exchange
Agreement is attached hereto as Exhibit 99.1 and 99.2, respectively, and is incorporated herein by reference.

Item 9.01.     Financial Statements and Exhibits.

(c)  Exhibits

99.1 Nortia Capital Partners, Inc. Press Release dated July 19, 2005.

99.2 Nortia Capital Partners, Inc. Press Release dated July 20, 2005.

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  July 20, 2005    NORTIA CAPITAL PARTNERS, INC.


                              By:  /s/ William J. Bosso
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                                   William J. Bosso
                                   Chief Executive Officer


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